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                                                                    EXHIBIT 99.1




                             AGREEMENT AND PLAN OF MERGER

                                        AMONG

                               VEECO INSTRUMENTS INC.,

                              DIGITAL INSTRUMENTS, INC.

                                         AND

                                 ITS SECURITYHOLDERS





                                  FEBRUARY 28, 1998




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                                  TABLE OF CONTENTS

                                                                            PAGE

I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.01   Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . .1

II.  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.01   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.02   Effective Time of the Merger . . . . . . . . . . . . . . . . . . .7
     2.03   Closing of the Merger. . . . . . . . . . . . . . . . . . . . . . .7
     2.04   Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . .7
     2.05   Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . .8
     2.06   Subsequent Action. . . . . . . . . . . . . . . . . . . . . . . . .9

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.01   Organization of the Company. . . . . . . . . . . . . . . . . . . .9
     3.02   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.03   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.04   Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.05   Financial Statements . . . . . . . . . . . . . . . . . . . . . . 11
     3.06   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . 11
     3.07   Compliance with Law; Governmental Authorizations . . . . . . . . 12
     3.08   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.09   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.10   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.11   Books and Records. . . . . . . . . . . . . . . . . . . . . . . . 15
     3.12   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     3.13   Absence of Certain Changes or Events . . . . . . . . . . . . . . 16
     3.14   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . 17
     3.15   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . 19
     3.16   Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     3.17   Tangible Property. . . . . . . . . . . . . . . . . . . . . . . . 24
     3.18   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . 24
     3.19   Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.20   Officers and Employees . . . . . . . . . . . . . . . . . . . . . 25
     3.21   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     3.22   Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . 26
     3.23   Banking Relationships. . . . . . . . . . . . . . . . . . . . . . 26
     3.24   Transactions with Shareholders and Affiliates. . . . . . . . . . 26
     3.25   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . 27
     3.26   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.27   Accuracy of Representations and Warranties . . . . . . . . . . . 27

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     3.28   Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . 27
     3.29   No Disposition . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.30   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     3.31   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

IV.  REPRESENTATIONS AND WARRANTIES OF VEECO . . . . . . . . . . . . . . . . 28
     4.01   Organization of Veeco. . . . . . . . . . . . . . . . . . . . . . 28
     4.02   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.03   Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . 29
     4.04   Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.05   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . 30
     4.06   No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . 30
     4.07   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.08   Restrictions on Business Activities. . . . . . . . . . . . . . . 31
     4.09   Governmental Authorization . . . . . . . . . . . . . . . . . . . 31
     4.10   Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . 31
     4.11   Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . 31
     4.12   Brokers and Finders. . . . . . . . . . . . . . . . . . . . . . . 31
     4.13   Accuracy of Representations and Warranties . . . . . . . . . . . 32
     4.14   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

V.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.01   Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.02   Conduct of the Business of the Company Pending the Closing Date. 32
     5.03   Conduct of Business of the Company and Veeco . . . . . . . . . . 32
     5.04   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     5.05   Environmental Transfer Laws. . . . . . . . . . . . . . . . . . . 34
     5.06   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.07   Notice of Breach; Disclosure . . . . . . . . . . . . . . . . . . 34
     5.08   Payment of Indebtedness by Affiliates. . . . . . . . . . . . . . 34
     5.09   No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . 34
     5.10   Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . 35
     5.11   FIRPTA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     5.12   Blue Sky Laws. . . . . . . . . . . . . . . . . . . . . . . . . . 36
     5.13   Listing of Additional Shares . . . . . . . . . . . . . . . . . . 36
     5.14   Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . 36
     5.15   Additional Agreements. . . . . . . . . . . . . . . . . . . . . . 36
     5.16   HSR Act Compliance . . . . . . . . . . . . . . . . . . . . . . . 37
     5.17   Nomination of Director . . . . . . . . . . . . . . . . . . . . . 37
     5.18   Distribution to Stockholders . . . . . . . . . . . . . . . . . . 37

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VI.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO. . . . . . . . . . . . 37
     6.01   Representations and Warranties . . . . . . . . . . . . . . . . . 37
     6.02   Performance of Covenants . . . . . . . . . . . . . . . . . . . . 38
     6.03   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.04   Consents and Approvals; HSR Act Compliance . . . . . . . . . . . 38
     6.05   Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.06   Accounting Opinion . . . . . . . . . . . . . . . . . . . . . . . 38
     6.07   Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.08   Material Changes . . . . . . . . . . . . . . . . . . . . . . . . 38
     6.09   Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . 38
     6.10   Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . 39
     6.11   Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.12   Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . 39
     6.13   Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.14   Certificates of Merger . . . . . . . . . . . . . . . . . . . . . 39
     6.15   IBM License. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     6.16   Acquisition of Robin Hill Properties, Inc. . . . . . . . . . . . 40
     6.17   Acquisition of Digital Instruments GmbH. . . . . . . . . . . . . 40

VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. . . . . . . . . . . 40
     7.01   Representations and Warranties . . . . . . . . . . . . . . . . . 40
     7.02   Performance of Covenants . . . . . . . . . . . . . . . . . . . . 40
     7.03   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     7.04   Consents and Approvals; HSR Act Compliance . . . . . . . . . . . 41
     7.05   Accounting Opinion . . . . . . . . . . . . . . . . . . . . . . . 41
     7.06   Material Changes . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.07   Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . 41
     7.08   Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . 41
     7.09   Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     7.10   Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . 42
     7.11   Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.12   Certificates of Merger . . . . . . . . . . . . . . . . . . . . . 42
     7.13   IBM License. . . . . . . . . . . . . . . . . . . . . . . . . . . 42

III. INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . 42
     8.01   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     8.02   Indemnification by the Stockholders. . . . . . . . . . . . . . . 42
     8.03   Indemnification by Veeco . . . . . . . . . . . . . . . . . . . . 43
     8.04   Procedure for Indemnification -- Third Party Claims. . . . . . . 43

IX.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     9.01   Termination Events . . . . . . . . . . . . . . . . . . . . . . . 44
     9.02   Effect of Termination. . . . . . . . . . . . . . . . . . . . . . 45
     9.03   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

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X.   MISCELLANEOUS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     10.01  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 45
     10.02  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.03  Public Announcements . . . . . . . . . . . . . . . . . . . . . . 46
     10.04  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.05  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . 46
     10.06  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.07  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.08  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 46
     10.09  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     10.10  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     10.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     10.12  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     10.13  Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . 48
     10.14  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     10.15  No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . 48
     10.16  Time of the Essence. . . . . . . . . . . . . . . . . . . . . . . 48

Exhibit A-1 Agreement of Merger to be filed with the Secretary of State of the State of California
Exhibit A-2 Certificate of Merger to be filed with the Secretary of
            State of the State of Delaware
Exhibit B   FIRPTA Notification Letter; Form of Notice to Internal
            Revenue Service together with written authorization from
            Digital
Exhibit C-1 Digital Affiliates Agreement
Exhibit C-2 Veeco Affiliates Agreement
Exhibit D   Registration Rights Agreement
Exhibit E   Irrevocable Proxy
Exhibit F   Noncompetition Agreement

                          AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER, dated as of February 28, 1998, among Veeco Instruments Inc., a Delaware corporation ("VEECO"), Digital Instruments, Inc., a California corporation (the "COMPANY"), and the stockholders listed on Schedule 3.02(a) hereof (the "STOCKHOLDERS").

               The Boards of Directors of the Company and Veeco have determined that it is advisable and in the best interests of their respective stockholders for the Company to merge with and into Veeco with the result that Veeco shall be the surviving corporation (the "MERGER"), upon the terms and conditions set forth herein and in accordance with the provisions of the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL").

               NOW, THEREFORE, in consideration of the mutual covenants set forth herein, it is agreed as follows:

I.       DEFINITIONS.

         1.01 CERTAIN DEFINITIONS. For purposes of this Merger Agreement, the following terms shall have the following meanings:

               (a) "AFFILIATE" of any Person shall mean a Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

               (b) "BENEFIT PLANS" shall have the meaning set forth in Section
                   3.14(a).

               (c) "CERTIFICATES OF MERGER" shall have the meaning set forth in
                   Section 2.02.

               (d) "CGCL" shall have the meaning set forth in the recitals to this Merger Agreement.

               (e) "CLOSING" shall have the meaning set forth in Section 2.03.

               (f) "CLOSING DATE" shall have the meaning set forth in Section
                   2.03.

               (g) "COBRA" shall have the meaning set forth in Section 3.14(e).

               (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               (i) "COMMISSION" or "SEC" shall mean the United States Securities and Exchange Commission.

               (j) "COMPANY" shall have the meaning set forth in the recitals to this Merger Agreement.

               (k) "COMPANY COMMON STOCK" shall mean the common shares of the
                   Company.

               (l) "CONSTITUENT CORPORATIONS" shall have the meaning set forth in Section 2.01.

               (m) "CONTRACT" shall mean any agreement, arrangement, commitment, indemnity, indenture, instrument, lease or understanding, including any and all amendments, supplements, and modifications (whether oral or written) thereto, whether or not in writing.

               (n) "DAMAGES" shall have the meaning set forth in Section 8.02.

               (o) "DGCL" shall have the meaning set forth in the recitals to this Merger Agreement.

               (p) "DIGITAL AFFILIATES" shall have the meaning set forth in
                   Section 5.14(a).

               (q) "EFFECTIVE TIME" shall have the meaning set forth in Section
                   2.02.

               (r) "ENVIRONMENT" shall mean the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments; ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

               (s) "ENVIRONMENTAL LAWS" shall mean any state, federal or local laws, ordinances, codes or regulations relating to pollution, natural resources, protection of the Environment, or public health and safety, including, without limitation, laws and regulations relating to the handling and disposal of medical and biological waste.

               (t) "EQUITY SECURITIES" shall mean any (i) capital stock or any securities representing any other equity interest or (ii) any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

               (u) "ERISA" shall mean the Employee Retirement Income Security
                   Act of 1974, as amended.

               (v) "ERISA AFFILIATE" shall mean with respect to any person (i)
                   any corporation which is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which that person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control, within the meaning of
                   Section 414(c) of the Code, of which that person is a member, and (iii) any member of an affiliated service group, within the meaning of Section 414(m) and (o) of the Code, of which that person or any entity described in clause (i) or (ii) is a member.

               (w) "EXCHANGE ACT" shall mean the Securities Exchange Act of
                   1934, as amended.

               (x) "FAIRNESS OPINION" shall have the meaning set forth in
                   Section 6.06.

               (y) "FINANCIAL STATEMENTS" shall have the meaning set forth in
                   Section 3.05.

               (z) "FIRPTA" shall mean the Foreign Investment and Real Property
                   Tax Act of 1980.

               (aa)"GAAP" shall mean United States generally accepted accounting principles.

               (bb)"GOVERNMENTAL AUTHORITY" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

               (cc)"HAZARDOUS SUBSTANCES" shall mean (i) any hazardous or toxic waste, substance or material defined as such in (or for the purposes of) any Environmental Law, (ii) asbestos-containing material, (iii) medical and biological waste, (iv) polychlorinated biphenyls, (v) petroleum products, including gasoline, fuel oil, crude oil and other various constituents of such products and (vi) any other chemicals, materials or substances, exposure to which is prohibited, limited, or regulated by any Environmental Laws.

               (dd)"HSR ACT" shall mean the Hart-Scott-Rodino Antitrust
                   Improvements Act of 1976, as amended.

               (ee)"INTELLECTUAL PROPERTY" shall have the meaning set forth in
                   Section 3.15.

               (ff)"IRS" shall mean the Internal Revenue Service of the United
                   States or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

               (gg)"ISSUANCE DATE" shall have the meaning set forth in Section
                   8.01.

               (hh)"KNOWLEDGE" shall mean, (i) with respect to an individual, the actual knowledge, after reasonable inquiry, of such individual, and (ii) with respect to any Person other than an individual, the actual knowledge, after reasonable inquiry, of the officers and directors of such entity or other persons performing similar functions.

               (ii)"LAW" shall mean any constitutional provision or any statute or other law, rule or regulation of any Governmental Authority and any decree, injunction, judgment, order, ruling, assessment or writ.

               (jj)"LEASED REAL PROPERTY" shall have the meaning set forth in
                   Section 3.16(b).

               (kk)"LEASED TANGIBLE PROPERTY" shall have the meaning set forth in Section 3.17(b).

               (ll)"LEASES" shall have the meaning set forth in Section 3.16(b).

               (mm)"LICENSES" shall have the meaning set forth in Section
                   3.07(b).

               (nn)"LIEN" shall mean any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encroachment or other survey defect, transfer restriction or other encumbrance of any nature whatsoever.

               (oo)"MATERIAL ADVERSE EFFECT" shall mean, with respect to any entity or group of entities, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

               (pp)"MATERIAL CONTRACT" shall mean any Contract required to be listed on Schedule 3.09(a).

               (qq)"MERGER" shall have the meaning set forth in the recitals to this Merger Agreement.

               (rr)"MERGER AGREEMENT" shall mean this Agreement and Plan of
                   Merger.

               (ss)"MERGER CONSIDERATION" shall have the meaning set forth in
                   Section 2.05(a).

               (tt)"MULTIEMPLOYER PLAN" shall have the meaning set forth in
                   Section 3.14(a).

               (uu)"NASDAQ" shall mean The NASDAQ Stock Market, Inc.

               (vv)"OWNED REAL PROPERTY" shall have the meaning set forth in
                   Section 3.16(a).

               (ww)"OWNED TANGIBLE PROPERTY" shall have the meaning set forth in
                   Section 3.17(a).

               (xx)"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

               (yy)"PERSON" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

               (zz)"PROXY STATEMENT" shall have the meaning set forth in Section
                   5.10(b).

               (aaa)"RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing, whether intentional or unintentional.

               (bbb)"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               (ccc)"STOCKHOLDER INDEMNITEES" shall have the meaning set forth in Section 8.03.

               (ddd)"STOCKHOLDERS" shall have the meaning set forth in the recitals to this Merger Agreement.

               (eee)"SUBSIDIARY" shall have the meaning set forth in Section
                    3.03.

               (fff)"SURVIVING CORPORATION" shall have the meaning set forth in
                    Sec-tion 2.01.

               (ggg)"TANGIBLE PROPERTY LEASES" shall have the meaning set forth in Sec-tion 3.17(b).

               (hhh)"TAX" or "TAXES" shall mean any and all taxes (whether
                    Federal, state, local or foreign), including, without limitation, income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupation, value added, ad valorem, transfer and other taxes, duties or assessments of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect thereto.

               (iii)"TAX RETURNS" shall mean any returns, reports and forms required to be filed with any Governmental Authority.

               (jjj)"THREATENED" shall mean the following: a claim, proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

               (kkk)"VEECO" shall have the meaning set forth in the recitals to this Merger Agreement.

               (lll)"VEECO AFFILIATES" shall have the meaning set forth in
                    Section 5.14(b).

               (mmm)"VEECO AUTHORIZATIONS" shall have the meaning set forth in
                    Section 4.09.

               (nnn)"VEECO BALANCE SHEET" shall have the meaning set forth in
                    Section 4.06.

               (ooo)"VEECO BALANCE SHEET DATE" shall have the meaning set forth in Section 4.05.

               (ppp)"VEECO FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.04.

               (qqq)"VEECO OPTIONS" shall have the meaning set forth in Section
                    4.02(b).

               (rrr)"VEECO'S BROKERS" shall have the meaning set forth in
                     Section 4.12.

               (sss)"VEECO SEC DOCUMENTS" shall have the meaning set forth in
                    Section 4.04.

               (ttt)"VEECO SHARES" shall mean the common stock, $.01 par value per share, of Veeco.

               (uuu)"VEECO STOCKHOLDERS MEETING" shall have the meaning set forth in Section 5.10(a).

         1.02 The words "hereof," "herein," "hereby" and "hereunder," and words of like import, refer to this Merger Agreement as a whole and not to any particular Section hereof. References herein to any Section, Schedule or Exhibit refer to such Section of, or such Schedule or Exhibit to, this Merger Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter gender, singular or plural, as the context may require.

II.      THE MERGER

         2.01 THE MERGER. At the Effective Time (as defined in Section 2.02 hereof) of the Merger, the Company shall be merged with and into Veeco. The separate existence of the Company shall thereupon cease and Veeco shall continue its corporate existence as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the State of Delaware under its present name. The Company and Veeco are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS".

         2.02  EFFECTIVE TIME OF THE MERGER. At the Closing (as defined in
               Section 2.03 hereof), the parties hereto shall cause (i) an agreement of merger substantially in the form of EXHIBIT A-1 annexed hereto to be executed and filed with the Secretary of State of the State of California, as provided in Section 1103 of the CGCL and (ii) a certificate of merger substantially in the form of EXHIBIT A-2 annexed hereto to be executed and filed with the Secretary of State of the State of Delaware, as provided in
               Section 252 of the DGCL (collectively, the "CERTIFICATES OF MERGER"), and shall take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective as of the date and time of the filing of such Certificates of Merger. The date and time of such effectiveness are referred to herein as the "EFFECTIVE TIME".

         2.03 CLOSING OF THE MERGER. Unless this Merger Agreement shall theretofore have been terminated pursuant to the provisions of
               Section 9.01 hereof, the closing of the Merger (the "Closing") shall take place on the second business day following the day on which the last of the conditions set forth in Articles VI and VII hereof are fulfilled or waived, subject to applicable laws (the "CLOSING DATE"), at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022 unless another time, date or place is agreed to in writing by the parties hereto.

         2.04  EFFECTS OF THE MERGER. At the Effective Time of the Merger:

               (a) the separate existence of the Company shall cease and the
                   Company shall be merged with and into Veeco, which shall be the Surviving Corporation;

               (b) the Certificate of Incorporation and By-Laws of Veeco as in
                   effect immediately prior to the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until each shall thereafter be amended in accordance with each of their terms and as provided by law;

               (c) the directors of Veeco immediately prior to the Effective
                   Time shall be the initial directors of the Surviving Corporation, subject to Section 5.17, and the officers of Veeco immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

               (d) the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and

               (e) the Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

         2.05 CONVERSION OF SHARES. As of the Effective Time, by virtue of the Merger and without any further action on the part of Veeco, the Company, or any holder of any Equity Securities of the Constituent Corporations:

               (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of Veeco Shares (the "Merger Consideration") as determined by dividing (x) 5,633,725 by (y) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, upon surrender of the certificates to Veeco representing such shares of Company Common Stock.

               (b) The Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Veeco Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Veeco Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

               (c) No fraction of a Veeco Share will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a Veeco Share (after aggregating all fractional shares of Veeco Shares to be received by such holder) shall receive from Veeco an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a Veeco Share for the twenty most recent days that Veeco Shares have traded ending on the trading day immediately prior to the Effective Time, as reported on NASDAQ.

               (d) All Company Common Stock by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Common Stock shall thereafter cease to have any rights with respect to such Company Common Stock, except the right to receive the Merger Consideration for the Company Common Stock upon the surrender of such certificate in accordance with this Section.

               (e) Promptly after the Effective Time, Veeco shall make available to an exchange agent designated by the Company and Veeco the Merger Consideration issuable in exchange for shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.05(c).

               (f) Promptly following proper delivery of a certificate
                   representing Company Common Stock by the holder thereof to the exchange agent designated by the Company and Veeco, Veeco shall cause such exchange agent to deliver to such holder a certificate representing the Merger Consideration times the number of shares of Company Common Stock represented by the certificate so delivered by such holder.

         2.06 SUBSEQUENT ACTION. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances and any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Merger Agreement.

III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

               The Company and each of the Stockholders jointly and severally, represent and warrant to Veeco as follows:

         3.01 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is qualified or licensed as a foreign corporation to do business in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect upon its business or operations. The jurisdictions where the Company is so qualified to do business as a foreign corporation are set forth in Schedule 3.01. The Company has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted. The Company has delivered to Veeco correct and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof.

         3.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock, of which 50,250 are issued and outstanding as of the date hereof and 52,193.5 will be issued and outstanding immediately prior to the Closing. A complete list of the record and beneficial owners of all the issued and outstanding shares of Company Common Stock as of the date hereof and as of the time immediately prior to the Closing and the holdings of each such record and beneficial owner are set forth in Schedule 3.02(a), and such shares are or immediately prior to the Closing will be owned of record and beneficially by such persons free and clear of all Encumbrances. All of the outstanding shares of Company Common Stock have been or immediately prior to the Closing will be duly authorized and validly issued and are or immediately prior to the Closing will be fully paid and nonassessable and were or immediately prior to the Closing will have been issued in conformity with applicable laws. No other shares of capital stock of the Company are or will be outstanding or held as treasury shares. Except as set forth in
               Schedule 3.02(a), no legend or other reference to any purported Lien appears upon any certificate representing shares of the Company Common Stock.

               (b) Except as set forth in Schedule 3.02(b), there are no
                   outstanding Equity Securities, or other obligations to issue or grant any rights to acquire any Equity Securities, of the Company or any of its Subsidiaries, or any Contracts to restructure or recapitalize the Company or any of its Subsidiaries. There are no outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any such Subsidiary. All outstanding Equity Securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. As of the Closing, no options, warrants, convertible securities or rights will be exercisable or exchangeable for, convertible into, or otherwise give its holder any right to acquire shares of capital stock of the Company.


               (c) Contemporaneously with the execution and delivery of this
                   Agreement Stockholders holding a majority of the outstanding Company Common Stock, calculated on a fully-diluted basis, have each executed and delivered an Irrevocable Proxy with respect to its shares of Company Common Stock in the form attached as EXHIBIT E.

        3.03 SUBSIDIARIES. Schedule 3.03 contains a list of each subsidiary of the Company, including as subsidiaries for the purposes of this Agreement Digital Instruments GmbH, a company organized under the laws of Germany, and Robin Hill Properties, Inc., a corporation organized under the laws of the State of California, both of which are now owned by Affiliates of the Company and both of which will become subsidiaries of the Company on or before the Closing (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), including its name, jurisdiction of incorporation or organization, other jurisdictions in which it is qualified or licensed to do business as a foreign corporation, and capitalization (including the identity of each stockholder and the number of shares held by each). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as set forth on Schedule 3.03, with full corporate power and authority to own its properties and to engage in its business as presently conducted and is not required to qualify or be licensed as a foreign corporation in any other jurisdiction where failure to so qualify could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.03, all of the outstanding Equity Securities of each Subsidiary are owned of record and beneficially by the Company or one or more Subsidiaries, free and clear of Liens. No legend or other reference to any purported Lien appears upon any certificate representing equity securities of each Subsidiary. All of the outstanding Equity Securities of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws. There are no outstanding options, warrants, convertible securities or other rights to subscribe for, to purchase, or Contracts to issue or grant any rights to acquire, any Equity Securities of any Subsidiary or to restructure or recapitalize any Subsidiary. There are no outstanding Contracts of any Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary. The Company has delivered or made available to Veeco complete and correct copies of the Certificate or Articles of Incorporation and By-Laws or other organizational documents of each Subsidiary, as in effect on the date hereof.

        3.04 AUTHORIZATION. The Company has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Certificates of Merger and to consummate the transactions contemplated hereby. Each of the Stockholders has the right, capacity and all requisite authority to execute, deliver and perform this Merger Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement, the Certificates of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the Closing, no stockholder of the Company will have any rights to dissent under applicable law and there will be no shares of the Company entitled to dissenters' or appraisal rights. This Merger Agreement has been duly and validly executed and delivered by the Company and each of the Stockholders and the Certificates of Merger when executed at the Closing will be duly and validly executed and delivered by the Company. This Merger Agreement constitutes a legal, valid and binding agreement of the Company and each of the Stockholders enforceable in accordance with its terms and the Certificates of Merger when executed at the Closing will be legal, valid and binding agreements of the Company enforceable in accordance with their terms.

        3.05 FINANCIAL STATEMENTS. The Company has delivered to Veeco (i) balance sheets for the Company as of December 31, 1996, 1995, 1994 and 1993, and related statements of income, stockholders' equity and cash flows for the fiscal years then ended, together with the audit reports thereon of Arthur Andersen LLP, (ii) unaudited balance sheets for Digital Instruments GmbH as of December 31, 1996 and 1997, and related statements of income for the fiscal years then ended (iii) an unaudited balance sheet for Robin Hill Properties, LLC as of December 31, 1997, and related statement of income for the fiscal year then ended and (iv) an unaudited combined balance sheet for the Company and its Subsidiaries as of December 31, 1997 and related combined statements of income, stockholders' equity and cash flows for the fiscal year then ended (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present the financial condition, results of operations and cash flows of the Company or the Company and its Subsidiaries, as the case may be, on the dates and for the financial periods then ended, in accordance with GAAP consistently applied. There has been no material change in the Company's accounting policies, except as described in the notes to the Financial Statements.

        3.06 NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any obligation or liability of any nature (matured or unmatured, fixed or contingent) which are material to the Company and its Subsidiaries, taken as a whole other than those (i) set forth or adequately provided for in the balance sheet of the Company or such Subsidiary, as the case may be, as at December 31, 1996, (ii) not required to be set forth on such balance sheet under GAAP, or (iii) incurred in the ordinary course of business since December 31, 1996 and consistent with past practice.

        3.07 COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS. (a) Each of the Company and its Subsidiaries has complied in all respects with, is not in violation of, and has not received notices of violation with respect to, any Law with respect to the conduct of its business, or the ownership or operation of its business, except such failures to comply or violations as could not reasonably be expected to have a Material Adverse Effect on the Company.

               (b) Each of the Company and each of its Subsidiaries has obtained all licenses, permits, certificates, consents and approvals from Governmental Authorities (the "LICENSES") that are necessary for the business and operations of the Company or such Subsidiary, as the case may be, except where the failure to obtain or have any such Licenses could not reasonably be expected to have a Material Adverse Effect on the Company. All such Licenses are listed in Schedule 3.07(b), are in full force and effect, and no written notice of any material violation has been received by the Company or any Subsidiary in respect of any such License. Except as set forth in Schedule 3.07(b), the consummation of the transactions contemplated hereunder and the operation of the business of the Company by the Surviving Corporation in the manner in which it is currently operated will not require the transfer of any License that may not be transferred to the Surviving Corporation without the consent or approval of any Governmental Authority or other Person.

        3.08 NO CONFLICTS. Except as set forth in Schedule 3.08, the execution, delivery and performance by the Company of this Merger Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation or By-Laws or other organizational documents of the Company or any of its Subsidiaries, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in, or provide the basis for, the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries under, any Material Contract to which the Company or any of its Subsidiaries is a party or by which any of their property or assets are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (c) subject to compliance with the HSR Act, violate any Law applicable to the Company or any of its Subsidiaries or (d) violate or result in the revocation or suspension of any License.

        3.09 CONTRACTS. (a) Schedule 3.09 contains a complete and accurate list, and the Company has delivered or made available to Veeco true and complete copies (or, in the case of oral contracts, summaries), of:

                      (i) each Contract that is executory in whole or in part and involves performance of services or delivery of goods or materials by the Company or any of its Subsidiaries of an amount or value in excess of $200,000;

                      (ii) each Contract that is executory in whole or in part and was not entered into in the ordinary course of business and that involves expenditures or receipts of the Company or any of its Subsidiaries in excess of $50,000;

                      (iii) each lease, rental or occupancy agreement, license agreement, installment and conditional sale agreement, and any other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 per annum;

                      (iv) other than licensing agreements entered into in connection with product sales in the ordinary course of the Company's or any of its Subsidiaries' business, each material licensing agreement or any other material Contract with respect to patents, trademarks, copyrights, or other Intellectual Property, including material Contracts with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                      (v) each collective bargaining agreement and any other Contract to or with any labor union or other employee representative of a group of employees;

                      (vi) each joint venture, partnership, and any other material Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                      (vii) each Contract containing covenants that in any way purport to restrict the business activity of the Company or any of its Subsidiaries or limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                      (viii) each Contract providing for material payments to
                             or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                      (ix) each power of attorney that is currently effective and outstanding granted by and relating to the Company or any of its Subsidiaries;

                      (x) each Contract that contains or provides for an express undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages;

                      (xi) each Contract that is executory in whole or in part and involves capital expenditures in excess of $50,000;

                      (xii) each written warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by the Company or any of its Subsidiaries other than in the ordinary course of business; and

                      (xiii) each Contract with any employee, director or
                             officer.

               (b) Each Material Contract is in full force and effect and enforceable in accordance with its terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally).

               (c) Except as set forth in Schedule 3.09(c), each of the Company and each of its Subsidiaries has fulfilled in all material respects all obligations required pursuant to each Material Contract to have been performed by it.

               (d) Except as set forth in Schedule 3.09(d), none of the Company or any of its Subsidiaries has received any written notice of default under any Material Contract, no default (beyond any applicable grace or cure period) has occurred under any Material Contract on the part of the Company or any of its Subsidiaries or, to the Company's knowledge, on the part of any other party thereto, nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of the Company or any of its Subsidiaries under any Material Contract nor, to the Company's knowledge, has any event occurred which with the giving of notice or lapse of time, or both, would constitute any default on the part of any other party to any Material Contract.

               (e) Except as set forth in Schedule 3.09(e), no consent or approval of any party to any of the Material Contracts is required for the execution, delivery or performance of this Merger Agreement or the consummation of the transactions contemplated hereby to which the Company or any of its Subsidiaries is a party.

               (f) Except as set forth in Schedule 3.09(f), to the knowledge of the Company, no officer, director, agent, or employee of the Company or any of its Subsidiaries is bound by any Contract that purports to limit the ability of such officer, director, agent or employee to (i) engage in or continue any conduct, activity or practice relating to the business of the Company or such Subsidiary, as the case may be, or (ii) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

        3.10 LITIGATION. Except as set forth in Schedule 3.10, there are no actions, suits or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the Company's knowledge, Threatened against the Company or any of its Subsidiaries before or by any Governmental Authority, and, to the Company's knowledge, no basis exists for any such action. Except as set forth in Schedule 3.10, none of the Company or any of its Subsidiaries is a party to or subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority.

        3.11 BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries, all of which have been made available to Veeco, set forth in all respects all material transactions affecting the Company and its Subsidiaries, and such books and records have been properly kept and maintained and are complete and correct in all material respects.

        3.12 TAXES. Except as set forth in Schedule 3.12, the Company does not own stock, and has not previously owned stock, in any corporation. At all times since its formation, the Company has qualified as an "S corporation," as defined in Section 1361(a)(1) of the Code, for federal and all relevant state and local tax purposes and will continue to so qualify through the Closing Date. The Company and each Subsidiary has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by the Company or such Subsidiary pursuant to the Laws of each Governmental Authority with taxing power over the Company and its assets and business or any Subsidiary and its assets and business, except where such failure to file could not reasonable be expected to result in taxes, fines, penalties and other liabilities to the Company and its Subsidiaries in excess of $100,000 in the aggregate. Each Tax Return filed by the Company or any Subsidiary was true, correct and complete in all material respects when it was filed and each Tax Return that will be filed on or before the Closing Date will be true, correct and complete in all material respects when it is filed. The Company and each Subsidiary has delivered to Veeco complete copies of all Tax Returns that it has filed for the past three years. Each of the Company and each Subsidiary has paid all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by the Company or such Subsidiary, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in the Financial Statements. All Tax Returns required to be filed by the Company or any Subsidiary for the period from the date hereof up to and including the Closing Date have been or will be timely filed, and all Taxes for such period will be paid by the Company or such Subsidiary. Except as set forth in Schedule 3.12, all Tax Returns of the Company and each Subsidiary have been audited by the IRS or relevant Governmental Authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1993. All deficiencies proposed (including interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such audits have been paid, reserved against in the Financial Statements, settled, or, as described in Schedule 3.12, are being contested in good faith by appropriate proceedings. All Taxes that the Company or any Subsidiary is, or was, required by Law to withhold and collect have been duly withheld and collected and, to the extent required, have been paid to the appropriate Governmental Authority. Except as set forth in Schedule 3.12, neither the Company nor any Subsidiary has given, or been requested to give, waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of Taxes for which it may be liable. Except as set forth in Schedule 3.12, there are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any Subsidiary. Neither the Company nor any Subsidiary has agreed, nor is it required, to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary has, with regard to any assets or property held by the Company or any Subsidiary, filed a consent to the application of
               Section 341(f)(2) of the Code. There is no agreement, plan, arrangement, or other contract covering any employee or independent contractor of the Company or any Subsidiary that could give rise to the payment of any amount that could not be deductible by the Company, any Subsidiary or Veeco pursuant to
               Section 280G of the Code. Neither the Company nor any Subsidiary is a "U.S. real property holding corporation," as defined in
               Section 897(c)(2) of the Code. There is no tax sharing agreement that will require any payment by the Company or any Subsidiary after the date of this Merger Agreement. No Subsidiary is a "personal holding company," a "foreign personal holding company," a "passive foreign investment company," an "FSC" or a "DISC," as defined in Code Sections 542, 552, 1297, 922 and 992, respectively. No Subsidiary is a "controlled foreign corporation," as defined in Code Section 957, which has, or will have, accumulated earnings and profits (for purposes of Code
               Section 1248) for all taxable periods ending prior to and up to and including the Closing Date.

        3.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth herein and in Schedule 3.13, since December 31, 1996, neither the Company nor any of its Subsidiaries has:

               (a) changed any of the Company's or such Subsidiary's authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock of the Company or such Subsidiary; issued any Equity Security; granted any registration rights; purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock; or, except as permitted by Section 5.18 hereof, declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

               (b) amended the Articles of Incorporation or By-laws or other organizational documents of the Company or such Subsidiary;

               (c) other than in the ordinary course of the Company's or such
                   Subsidiary's business and other than annual salaries paid to newly hired employees not in excess of $50,000 per employee and annual increases in salary not in excess of $10,000 per employee, paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer or employee or entered into any employment, severance, or similar Contract with any director, officer, or employee, since December 31, 1997;

               (d) adopted, amended or otherwise increased the payments to or benefits under, any Benefit Plan for or with any employees of the Company or such Subsidiary;

               (e) damaged, destroyed or lost any asset or property of the
                   Company or such Subsidiary, whether or not covered by insurance, where such damage, destruction or loss could reasonably be expected to have a Material Adverse Effect on the Company;

               (f) materially amended, renewed, failed to renew, negotiated, terminated (other than due to any scheduled expiration) or received written notice of termination (other than due to any scheduled expiration) of any Material Contract (or any Contract which if in existence would constitute a Material Contract), or defaulted (beyond any applicable notice or grace period) on any of its obligations under any Material Contract or entered into any new Material Contract or took any action that could reasonably be expected to jeopardize the continuance of its material supplier or customer relationships;

               (g) sold (other than sales of inventory in the ordinary course of business), leased, or otherwise disposed of any material asset or property of the Company or such Subsidiary or mortgaged, pledged, or imposed any Lien on any material asset or property of the Company or such Subsidiary, including the sale, lease, or other disposition of any of the Intellectual Property;

               (h) incurred or assumed any long-term debt (including obligations in respect of capital leases) in excess of $10,000, in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise became liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than endorsements of checks in the ordinary course) in excess of $10,000, in the aggregate, or (iii) made any loans, advances or capital contributions to, or investment in, any Person other than a Subsidiary (not including Digital Instruments GmbH) in excess of $10,000, in the aggregate;

               (i) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, or failed to pay or otherwise satisfy any material claims, liabilities or obligations on a basis, and within the time, consistent with past practice;

               (j) cancelled or waived any material claims or rights;

               (k) except as described in the notes to the Financial Statements materially changed any of the accounting methods used by the Company or such Subsidiary;

               (l) merged or consolidated with or into any other Person; or

               (m) agreed, whether orally or in writing, to do any of the foregoing.

Except as set forth herein and in Schedule 3.13, since December 31, 1996, there has not been any Material Adverse Effect with respect to the Company.

        3.14 EMLOYEE BENEFIT PLANS. (a) Except as set forth in Schedule 3.14(a), and except for customary payroll practices and policies, including overtime compensation, paid vacation, holiday and sick days, paid leaves of absence, travel and automobile allowances and expense reimbursements, in any case which are described in the employee handbook which has been delivered to Veeco, neither the Company nor any of its Subsidiaries (i) maintains or contributes to or has any obligation with respect to, and none of the employees of the Company or any of its Subsidiaries is covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, the "BENEFIT PLANS"). None of the Benefit Plans is, and neither the Company nor any of its Subsidiaries (or any of their ERISA Affiliates) has ever maintained or had an obligation to contribute to, or incurred any other obligation with respect to, (i) a plan subject to Section 412 of the Code or Title I, Subtitle B, Part 3 of ERISA, (ii) a "multiemployer plan," as defined in Section 3(37) of ERISA, (a "MULTIEMPLOYER PLAN"), (iii) a "multiple employer plan," as defined in ERISA or the Code, or (iv) a funded welfare benefit plan, as defined in
               Section 419 of the Code. Neither the Company nor any of its Subsidiaries has any agreement or commitment to create any additional Benefit Plan, or to modify or change any existing Benefit Plan. The Company and its Subsidiaries do not have any other ERISA Affiliates.

               (b) With respect to each Benefit Plan, the Company has heretofore delivered or caused to be delivered or made available to Veeco true, correct and complete copies of (i) all documents which comprise the most current version of each of such Benefit Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (w) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Benefit Plans for which such a report is required, (x) the most current summary plan description (and any summary of material modifications), (y) the three most recent certified financial statements for each of the Benefit Plans for which such a statement is required or was prepared, and (z) for each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, all IRS determination letters issued with respect to such Plan. Except as set forth in Schedule 3.14(b), since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the Benefit Plans has been or will be amended prior to the Closing Date. Except as set forth in Schedule 3.14(b), each of the Benefit Plans can be amended, modified or terminated by the Company or a Subsidiary within a period of thirty (30) days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.


               (c) The Company and each of its Subsidiaries has performed and complied in all material respects with all of its obligations under and with respect to the Benefit Plans and each of the Benefit Plans has, at all times, in form, operation and administration complied in all material respects with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable Laws. Each Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred which reasonably could be expected to adversely affect such qualified status.

               (d) All group health plans covering employees of the Company or any of its Subsidiaries have been operated in material compliance with the continuation coverage requirements of
                   Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA"). ----- Neither the Company nor any of its Subsidiaries has any obligation to provide health benefits or other non-pension benefits to retired or other former employees (or their beneficiaries), except as specifically required by COBRA.

               (e) Neither the Company, any of its Subsidiaries nor any other
                   "disqualified person" or "party in interest," as defined in
                   Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject the Company or any of its Subsidiaries (or any officer, director or employee thereof) to any penalty or Tax under Section 502(i) of ERISA or Sections 4971 and 4975 of the Code.

               (f) Except as set forth in Schedule 3.14(f), with respect to any
                   Benefit Plan: (i) no filing, application or other matter is pending with the IRS, the PBGC, the United States Department of Labor or any other governmental body, (ii) there is no action, suit or claim pending nor, to the knowledge of the Company, Threatened, other than routine claims for benefits, and (iii) there are no outstanding material liabilities for Taxes, penalties or fees.

               (g) Except as set forth in Schedule 3.14(g), neither the
                   execution and delivery of this Merger Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of
                   Section 280G of the Code.

        3.15   INTELLECTUAL PROPERTY.

               (a) The Company or its Subsidiaries own or have the right to make, have made, use, sell, and license all new and useful inventions, discoveries and all letters patent (including but not limited to all reissues, extensions, renewals, divisions and continuations thereof and thereto (including continuations-in-part)) and all applications therefor; Use (as such term is defined below), sell and license all copyrights, mask works, trademarks and service marks and all registrations and applications for registration thereof; Use, sell and license all trade secrets, know-how, inventory, algorithms, methods, processes, protocols, methodologies, computer software (including but not limited to source code in object code and source code form), design, functional, technical and other specifications (for computer software and other properties) and all other tangible and intangible proprietary materials and information required for the conduct of the business of the Company and its Subsidiaries ("Intellectual Property"). For the purposes of this Section 3.15, "Use" (and as the context requires, "Used") means the right to use, execute, distribute, publish, reproduce, perform, display, transmit, make available, make modifications and prepare derivative works.

               (b) Except as set forth on Schedule 3.15(b), with respect to the
                   Intellectual Property which the Company or its Subsidiaries own, and to the extent of their rights therein, Veeco shall have the right to (i) sue for (and otherwise assert claims for) and shall have no limitation on its ability to recover damages and obtain any and all other appropriate remedies available at law or equity for any past, present or future infringement, misappropriation or other violation thereof (and settle all such suits, actions and proceedings); (ii) seek appropriate protection therefor (including where appropriate the right to seek copyright, trademark and service mark registrations and letters patent in the United States and all other countries and governmental divisions); and (iii) claim all rights and priority thereunder to the extent, if any, that the Company or any of its Subsidiaries is entitled to claim any such rights and priority notwithstanding the other provisions of this Agreement.

               (c) Schedule 3.15(c) sets forth a complete and accurate list (i)
                   in subsection 1, of all letters patent owned by the Company or its Subsidiaries; (ii) in subsection 2, of all U.S. Federal trademark and service mark registrations owned by the Company or its Subsidiaries; (iii) in subsection 3, of all U.S. common law trademarks and service marks owned by the Company or its Subsidiaries; (iv) in subsection 4, of all U.S. letters patent owned by the Company or its Subsidiaries which are as of the date hereof subject to a reissue proceeding in the U.S. Patent and Trademark Office (the "PTO"); (v) in subsection 5, of all applications for U.S. letters patent filed by and subject to ongoing prosecution by the Company or its Subsidiaries, (vi) in subsection 6, of all applications for letters patent in jurisdictions other than the United States filed by and subject to ongoing prosecution by the Company or its Subsidiaries; (vii) in subsection 7, of all applications for U.S. Federal trademark or service mark registrations filed by and subject to ongoing prosecution by the Company or its Subsidiaries; (viii) in subsection 8, of all applications for trademark or service mark registrations in jurisdictions other than the United States filed by and subject to ongoing prosecution by the Company or its Subsidiaries; and (ix) in subsection 9, of all patent interference and similar proceedings in which the Company (or any of its Subsidiaries) is involved, including but not limited to interferences and the like asserted against the Company and interferences and the like which the Company has provoked.

               (d) Except as set forth in Schedule 3.15(d), (i) all authorship in the computer software, documentation, software design, technical and functional specifications created by the Company or its Subsidiaries and used in products or services created by the Company or its Subsidiaries (including but not limited to the software in the controllers sold by the Company but excluding software owned by others that is part of hardware purchased by the Company for use in its products or services), is original and (ii) all computer software and related documentation manuals contained or Used in products of (including documentation and product and user manuals) or services provided by the Company or its Subsidiaries are owned by or licensed to the Company or its Subsidiaries and such licenses provide the Company or its Subsidiaries with the right to sublicense or otherwise authorize use of the licensed subject matter to their customers and authorized third party users.

               (e) (i) Except for third parties which have rights pursuant to the agreements set forth in Schedule 3.15(f)(B) and except for rights granted to the customers of the Company, the Company or its Subsidiaries have the sole and exclusive right to Use, sell and license each of the copyrights owned by the Company or its Subsidiaries and to make, Use, sell and license each item of Intellectual Property listed in Schedule 3.15(c), subsections 1 and 2, hereto (the foregoing collectively referred to as "Company-Owned IP Registrations") and (ii) except as set forth in Schedule 3.15(e), the Company and its Subsidiaries have no knowledge that any of the Company-Owned IP Registrations are invalid, unenforceable or not subsisting. With the exception of copyright rights, all Company-Owned IP Registrations have been and currently remain duly registered with or issued by the appropriate governmental agency of the United States or of foreign countries as indicated in
                   Schedule 3.15(c), subsections 1 and 2, hereto and all required maintenance and annuity fees have been paid in full to and all declarations required pursuant to 15 U.S.C. Sections 1058 and 1065 (and foreign counterparts to the same) have been accepted by the proper governmental authority.

               (f) (i) Schedule 3.15(f)(A) sets forth a complete and accurate list of the agreements, including but not limited to license agreements, and of all parties thereto under which the Company or any of its Subsidiaries obtains or is the beneficiary of any license or right to use any Intellectual Property right of any third party (singularly or collectively, a "Licensed-In Agreement" or the "Licensed-In Agreements") and (ii) Schedule 3.15(f)(B) sets forth a complete and accurate list of the material agreements, including but not limited to license agreements, to which the Company or any of its Subsidiaries is a party and pursuant to which a third party is authorized to Use any of the Intellectual Property rights of the Company or any of its Subsidiaries.

               (g) Except as set forth in Schedule 3.15(g), each of the
                   copyrights owned by the Company or its Subsidiaries and each item of Intellectual Property listed in the Schedules delivered pursuant to Section 3.15(c) hereto, excluding subsection 9 thereof (the "Company-Owned IP") (i) is free and clear of any attachments, liens, security interests, UCC filings or any other encumbrances; (ii) is not subject to any outstanding judicial order, decree, judgment or stipulation or to any agreement restricting the scope of the Company's or its Subsidiaries' use thereof; (iii) together with each item of Intellectual Property which the Company or any of its Subsidiaries has a right to Use or practice pursuant to one or more Licensed - In Agreements, is not subject to any suits, actions, claims or demands of any third party and no action or proceeding, whether judicial, administrative or otherwise, has been instituted, is pending or, to the knowledge of the Company, threatened which challenges or affects the rights of the Company or any of its Subsidiaries in the same.

               (h) Except as set forth in Schedule 3.15(h), (i) neither the
                   Company nor any of its Subsidiaries has received any claim that, any cease and desist or equivalent letter regarding, or any other notice of any allegation to the effect that any of the Company's or the Subsidiaries' products, software, apparatus, methods or services which the Company or its Subsidiaries make, Use, sell, offer or provide infringes upon, misappropriates or otherwise violates the Intellectual Property of any third party; (ii) the Company and its Subsidiaries have no knowledge of any unauthorized Use by, unauthorized disclosure to or by or infringement, misappropriation or other violation of any of their Intellectual Property by any third party or any current or former officer, employee, independent contractor, consultant or any other agent of the Company or any of its Subsidiaries (a "Company Agent" or the "Company Agents");
                   (iii) neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any third party against any claim of infringement, misappropriation or other violation of Intellectual Property rights other than indemnification provisions contained in purchase orders, customer agreements, Licensed-In Agreements or software licenses arising in the ordinary course of business; and (iv) during the last ten (10) years neither the Company nor any of its Subsidiaries has been charged in any suit, action or proceeding with, or has charged others with, unfair competition, infringement, misappropriation, wrongful use of or any other violation or improper or illegal activity with respect to or affecting Intellectual Property or with claims contesting the validity, ownership or right to make, Use, sell, license or dispose of Intellectual Property.

               (i) Except as set forth in Schedule 3.15(i), (i) all computer software created by employees of the Company within the scope of their employment by the Company and used in Company products or services and all original copyrightable authorship therein is owned by the Company; (ii) all rights in all inventions and discoveries made, developed or conceived by Company Agents during the course of their employment (or other retention) by the Company and material to the business of the Company or its Subsidiaries or made, written, developed or conceived with the use or assistance of the Company's facilities or resources and which are the subject of one or more issued letters patent or applications for letters patent have been assigned in writing to the Company; (iii) the policy of the Company and its Subsidiaries requires each employee of the Company to sign documents confirming that he or she assign to the Company all Intellectual Property rights made, written, developed or conceived by him or her during the course of his or her employment (or other retention) by the Company and relating to the business of the Company or its Subsidiaries or made, written, developed or conceived with the use or assistance of the Company's facilities or resources to the extent that ownership of any such Intellectual Property rights does not vest in the Company by operation of law, and to the extent that any employee of the Company has not executed such documents, the Company will require such employee to execute such documents at or before the Closing; and (iv) all Intellectual Property rights made, written, developed or conceived by each Company Agent during the course of his or her retention by the Company and material to the business of the Company or its Subsidiaries have been assigned or licensed to the Company or its Subsidiaries, except where the failure to have obtained one or more of such assignments or licenses would not have a Material Adverse Effect on the Company.

               (j) Except as set forth in Schedule 3.15(j), the Intellectual
                   Property owned by, licensed to or Used by the Company or its Subsidiaries prior to the execution of this Agreement will enable Veeco subsequent to the Effective Time to fully carry on without restriction all aspects of the business of the Company and its Subsidiaries as and to the extent such business was carried on by the Company or its Subsidiaries prior to the Merger. Except as set forth in Schedule 3.15(j), the Company or its Subsidiaries either own all right, title and interest in, or have a valid, binding, continuing and transferable right to Use, all of such Intellectual Property.

               (k) To the extent that any moral rights or rights of droit moral are deemed to exist or apply in any jurisdiction to any computer software, documentation, specifications, products or other material (whether or not the Company or its Subsidiaries owns the copyright(s) therein) and that such rights are owned by or vest in the Company or its Subsidiaries or the Company Agents, the Company and its Subsidiaries agree to and hereby waive or hereby agree to seek a waiver in favor of the Company and its Subsidiaries, Veeco and its successors of any and all such moral rights or rights of droit moral, and in addition, the Company and its Subsidiaries agree and confirm that Veeco and its successors shall have the right to make derivative works of and in all other ways and by all means modify all software, specifications, documentation and other material subject to copyright protection owned by the Company or its Subsidiaries.

               (l) The Company believes that it has taken all reasonable and practicable steps to protect and preserve the confidentiality of all Intellectual Property (including without limitation trade secrets and source code) not subject to copyright or issued letters patent ("Confidential IP Information"). The Company believes that all Use by the Company or any of its Subsidiaries of Confidential IP Information not owned by the Company or any of its Subsidiaries has been and is pursuant to the terms of a written agreement between the Company (or one of its Subsidiaries) and the owner of such Confidential Information, or is otherwise lawful.

               (m) The Company and each of its Subsidiaries will do all acts necessary or reasonably requested to be done by Veeco in order to perfect title to the Intellectual Property in Veeco, including, without limitation, to execute and deliver to Veeco any and all oaths, assignments, affidavits and other documents in form and substance as may be requested by Veeco; to communicate all facts known to Company relating to the Intellectual Property; to furnish Veeco with any and all information, documents, materials or records of any kind in its control relating to the Intellectual Property; and to discharge its obligations under this subsection (m) promptly but in any event within such time period(s) as is required to allow Veeco to timely preserve or assert its rights in connection with the maintenance, enforcement or defense of the rights in Intellectual Property assigned to Veeco hereunder. The rights provided in this subsection (m) are cumulative of any rights of Veeco in this Agreement and shall be deemed transferable in whole or in part by Veeco to its successors and assigns.

        3.16 REAL PROPERTY. (a) Schedule 3.16(a) describes all real property owned by the Company and its Subsidiaries (the "OWNED REAL PROPERTY"). True and complete copies of all -------------------- owners policies of title insurance obtained for the benefit of the Company or any of its Subsidiaries have been delivered or made available to Veeco. The Company or one or more of its Subsidiaries has good and marketable title to all of the Owned Real Property together with all buildings, improvements, fixtures (including, without limitation, all heating, plumbing, air conditioning, ventilation and electrical equipment), rights of way, easements and appurtenances thereto, free and clear of all Liens other than (i) municipal and zoning ordinances; (ii) recorded easements for public utilities serving the Real Property; and (iii) Liens for Taxes not yet due and payable, none of which materially interfere with the use or occupancy of any of the Real Property; and (iv) the Liens disclosed in Schedule 3.16(a). Except as set forth in Schedule 3.16(a), all Owned Real Property is legally occupied by the Company or any of its Subsidiaries and not by any tenants or other occupants. Except as set forth in Schedule 3.16(a), no Owned Real Property shall be subject to any lease or sublease at or immediately after the Closing.

               (b) Schedule 3.16(b) contains a list of all leases (collectively, the "LEASES") pursuant to which the Company or any of its Subsidiaries leases any real property (the "LEASED REAL PROPERTY" and, together with the Owned Real Property, the "REAL PROPERTY"). True and correct copies of the Leases have been delivered or made available to Veeco. All of the Leases are valid, binding and enforceable in accordance with their terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally), and are in full force and effect; the Company has received no notice, and has no knowledge, of any default by the Company or any of its Subsidiaries (beyond any applicable grace or cure period) under any of the Leases, and, to the Company's knowledge, no other party to any of the Leases is in breach or default thereunder; and all lessors under the Leases have or by the Closing Date will have consented to the consummation of the transactions contemplated hereby, to the extent that the applicable lease requires such consent, without requiring modification in the rights or obligations of the tenant under such Leases. No sublease by the Company or any of its Subsidiaries of any Leased Real Property is currently in effect. The Company's and its Subsidiaries' leasehold interests are subject to no Lien or other encumbrance created by the Company.


        3.17 TANGIBLE PROPERTY. (a) Schedule 3.17(a) contains the Company's and its Subsidiaries' depreciation ledger of all material machinery, equipment, fixtures, motor vehicles and other tangible personal property owned by the Company and its

               Subsidiaries (collectively, the "OWNED TANGIBLE PROPERTY"). Except as set forth in Schedule 3.17(a), the Company or one or more of its Subsidiaries has good title to all Owned Tangible Property free and clear of all Liens.

               (b) Schedule 3.17(b) contains a list as of the date indicated in such schedule of (i) all material machinery, equipment, fixtures and other tangible personal property owned by another Person subject to any capital lease or rental agreement that constitutes a Material Contract to which the Company or any of its Subsidiaries is a party (collectively, the "LEASED TANGIBLE PROPERTY") and (ii) a list of the leases of the Leased Tangible Property (the "TANGIBLE PROPERTY Leases"). Each of the Tangible Property Leases is in full force and effect and constitutes a valid and binding obligation of the Company or one or more of its Subsidiaries and, to the Company' s knowledge, the other party thereto, enforceable in accordance with its terms. The Company has received no notice, and has no knowledge, of any default by the Company or any of its Subsidiaries (beyond any applicable grace or cure period) under any of the Tangible Property Leases, and, to the Company's knowledge, no other party to any of the Tangible Property Leases is in breach or default thereunder.


               (c) Except as set forth in Schedule 3.17(c), all Owned Tangible
                   Property and all Leased Tangible Property (collectively, the "TANGIBLE Property") is in good and usable working condition, normal wear and tear excepted, and is suitable for the purposes for which it is used or is being replaced according to the Company's or its Subsidiaries' replacement policy.

        3.18 ENVIRONMENTAL MATTERS. (a) Each of the Company's and its Subsidiaries' ownership and operation of its business is and has been in material compliance with all Environmental Laws. Each of the Company and its Subsidiaries has obtained all approvals necessary or required under all applicable Environmental Laws for the ownership and operation of its business, all such approvals are in effect, neither the Company nor its Subsidiaries has received written notice of any action to revoke or modify any of such approvals, and the ownership and operation of the Company's and its Subsidiaries' businesses is and has been in material compliance with all terms and conditions thereof. Except as set forth in Schedule 3.18(a), neither the Company nor its Subsidiaries has received written notice of any pending, or Threatened, claim or investigation by any Governmental Authority or any other Person concerning the Company's or such Subsidiary's potential liability under Environmental Laws in connection with the ownership or operation of its business. Except as set forth in Schedule 3.18(a), there has not been a Release of any Hazardous Substance at, upon, in, from or under any premises now or previously owned or occupied by the Company nor any of its Subsidiaries or upon which its assets are or were located at any time during the Company's or such Subsidiary's ownership and/or occupancy thereof. None of the Real Property has been or is used as a treatment, storage or disposal facility for Hazardous Substances; and, except as set forth in Schedule 3.18(a), no Hazardous Substances are present on any of the Real Property except in such quantities as are handled in material compliance with all applicable manufacturer's instructions and in material compliance with all applicable Environmental Laws and as are used in the operation of the Company's or such Subsidiary's business.

               (b) The Company has (i) provided or made available to Veeco all test results, records, notices, disclosures and reports in the Company's or any of its Subsidiaries' possession or control with respect to the Real Property and any real property previously owned or occupied by the Company or any of its Subsidiaries, including all correspondence with any Governmental Authority as described in Schedule 3.18(b), concerning any and all past and/or present health, safety and/or environmental issues or concerns and (ii) made all disclosures, including notice of a Release or Threatened Release of a Hazardous Substance, required of the Company or any of its Subsidiaries under any Environmental Law.


               (c) Except as set forth in Schedule 3.18(c), neither the Company nor any of its Subsidiaries has received written notice, or otherwise obtained knowledge, of the existence of any circumstances or conditions that have a reasonable likelihood of resulting in any Damages for which the Company or such Subsidiary could be liable arising pursuant to any Environmental Law.

        3.19 LABOR RELATIONS. Except as set forth in Schedule 3.19, neither the Company nor any of its Subsidiaries is conducting its business in violation of any applicable Laws relating to employment or labor, including, without limitation, those Laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of Taxes. Except as set forth in
               Schedule 3.19, no union or other collective bargaining unit has been certified as representing any of the employees of the Company or its Subsidiaries nor has the Company or any of its Subsidiaries agreed to recognize any union or other collective bargaining unit. Except as set forth in Schedule 3.19, there are no labor disputes pending or, to the knowledge of the Company and each of its Subsidiaries, Threatened, involving strikes, work stoppages, slowdowns or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to the knowledge of the Company, Threatened to be filed with the National Labor Relations Board against the Company or any of its Subsidiaries. To the knowledge of the Company, there is no union representation or organizing effort pending or Threatened against the Company or any of its Subsidiaries.

        3.20 OFFICERS AND EMPLOYEES. The Company has previously delivered or made available to Veeco a true and complete list of the names and current salaries of all the employees of the Company and its Subsidiaries. Except as disclosed in Schedule 3.20, there is no employment agreement, employee benefit or incentive compensation plan or program, severance policy or program or any other plan or program to which the Company or any of its Subsidiaries is a party (i) that is or could, pursuant to its terms, be triggered or accelerated by reason of or in connection with the execution of this Merger Agreement or the consummation of the transactions contemplated by this Merger Agreement or (ii) which contains "change in control" provisions pursuant to which the payment, vesting or funding of compensation or benefits is triggered or accelerated by reason of or in connection with the execution of or consummation of the transactions contemplated by this Merger Agreement. Except as set forth in Schedule 3.20, no employee whose annual salary is in excess of $50,000 (exclusive of bonuses) has given notice to the Company or any of its Subsidiaries to cancel or otherwise terminate such person's relationship with the Company or its Subsidiaries.

        3.21 INSURANCE. Schedule 3.21 contains a complete list of all of the Company's and its Subsidiaries' policies of insurance in effect as of the date hereof. The insurance policies to which the Company or any of its Subsidiaries is a party provide, in the reasonable judgment of the Company's management, adequate insurance coverage for the assets and operations of the Company and its Subsidiaries in light of present insurance market conditions. All of such policies are in full force and effect, and there is no default (beyond any applicable grace or cure period) with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any liability policy in a timely fashion or in the manner or detail required by such liability policy, except any such failure as could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or made available copies of all such policies to Veeco. Except as set forth in Schedule 3.21, there are no outstanding unpaid premiums or claims, and no retroactive or retrospective premium adjustments with respect to such policies, and no notice of cancellation or nonrenewal has been received by the Company or any of its Subsidiaries with respect to, or disallowance of any claim under, any such policy.

        3.22 BROKERS AND FINDERS. No broker, finder, agent or similar intermediary has acted on the Company's or any of its Subsidiaries' or any Stockholder's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with the Company or any of its Subsidiaries or any Stockholder or any action taken by the Company or any of its Subsidiaries or any Stockholder.

        3.23 BANKING RELATIONSHIPS. Schedule 3.23 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any of its Subsidiaries has a banking relationship. At the Closing, the Company will deliver to Veeco copies of all records in its or any of its Subsidiaries' possession, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

        3.24 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Except as set forth in Schedule 3.24 and except for salary, benefits, other compensation and expense reimbursement payable in the ordinary course and consistent with past practices, there are no amounts in excess of $5,000 owing from the Company or any of its Subsidiaries to any present or former shareholder or Affiliate of the Company or any of its Subsidiaries, nor are there any amounts in excess of $5,000 owing from any such Person to the Company or any of its Subsidiaries, nor are there currently pending any transactions between the Company or any of its Subsidiaries and any such Person, nor since December 31, 1996 have there been any transactions between the Company or any of its Subsidiaries and any such Person.

        3.25 ACCOUNTS RECEIVABLE. Except as set forth in Schedule 3.25, the accounts receivable of the Company and its Subsidiaries (a) are bona fide accounts receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice, (b) are current, and (c) have been properly accrued in accordance with GAAP consistently applied and any reserves or allowances for doubtful accounts have been properly accrued in accordance with GAAP consistently applied.

        3.26 INVENTORY. Except as set forth in Schedule 3.26, all the inventories of the Company and its Subsidiaries are suitable, useable and saleable in the ordinary course of business consistent with past practices, except to the extent of normal obsolescence or to the extent written down or reserved against. Except as set forth in Schedule 3.26, the inventories stated in the December 31, 1996 and December 31, 1997 balance sheets have been stated in accordance with GAAP consistently applied. The Company does not know of any adverse condition affecting a material source of materials available to the Company or any of its Subsidiaries.

        3.27 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company set forth in this Merger Agreement and in any agreement, certificate or other document required to be delivered or given to Veeco by the Company pursuant to this Merger Agreement or referred to in this Merger Agreement or in any such other agreement, certificate or document will be true and correct at the Closing Date with the same force and effect as if made on that date.

        3.28 POOLING OF INTERESTS. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers or stockholders has taken any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests.

        3.29 NO DISPOSITION. None of the Digital Affiliates has any plan or intention to sell, exchange, or otherwise dispose of a number of shares of Veeco Shares received in the Merger that would reduce such Digital Affiliate ownership of Veeco Shares to a number of shares having a value, as of the Effective Time, of less than 80 percent of the value of all of the formerly outstanding stock of the Company held by such Digital Affiliate as of the Effective Time. For purposes of this representation, shares of Company Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Veeco Shares will be treated as outstanding Company Common Stock as of the Effective Time and shares of Company Common Stock and Veeco Shares held by the Digital Affiliates and otherwise sold, redeemed or disposed of prior or subsequent to the Merger are considered in making this representation.

        3.30 SOLVENCY. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code and the fair market value of the assets of the Company will, as of the Effective Time, exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

        3.31 DISCLOSURE. No representation or warranty contained in this Merger Agreement and none of the information furnished by the Company or any of the Stockholders set forth herein, in the exhibits or schedules hereto or in any other document required to be delivered by the Company or any of the Stockholders to Veeco, or its accountants, counsel or other advisers pursuant to this Merger Agreement or referred to in this Merger Agreement or in any such other document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

IV.     REPRESENTATIONS AND WARRANTIES OF VEECO

               Veeco hereby represents and warrants to the Company as follows:

        4.01 ORGANIZATION OF VECCO. (a) Veeco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified or licensed as a foreign corporation to do business in each other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon its business or operations. The jurisdictions in which Veeco is so qualified to do business as a foreign corporation are set forth in Schedule 4.01. Veeco has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted. Veeco has delivered to the Company correct and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

               (b) Veeco has full corporate power and authority to execute, deliver and perform this Merger Agreement and the Certificates of Merger, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Veeco. Prior to the Closing, the execution, delivery and performance of this Merger Agreement, the Certificates of Merger and all other documents and agreements to be delivered pursuant hereto and the consummation of the transactions contemplated hereby will be duly and validly authorized by the stockholders of Veeco and no other corporate proceedings on the part of Veeco are necessary to authorize this Merger Agreement, the Certificates of Merger and any related documents or agreements or to consummate the transactions contemplated hereby. As of the Closing, no stockholder of Veeco will have any rights to dissent under applicable law. This Merger Agreement has been duly and validly executed and delivered by Veeco, and the Certificates of Merger when executed at the Closing will be duly and validly executed and delivered by Veeco. This Merger Agreement constitutes a legal, valid and binding agreement of Veeco enforceable in accordance with its terms and the Certificates of Merger when executed at the Closing will be legal, valid and binding agreements of Veeco enforceable in accordance with their terms.

        4.02 CAPITALIZATION. (a) The authorized capital stock of Veeco consists of 25,000,000 Veeco Shares, of which 8,962,960 were issued and outstanding as of February 26, 1998 and 500,000 shares of preferred stock, none of which are outstanding. All of the outstanding Veeco Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in conformity with applicable laws.


               (b) As of February 26, 1998, 1,067,121 Veeco Shares were issuable upon the exercise of options granted under the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and under the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors and 135,190 Veeco Shares were issuable upon the exercise of options granted to shareholders of Wyko Corporation in the merger of a wholly-owned subsidiary of Veeco with and into Wyko Corporation in July 1997 (collectively, the "VEECO OPTIONS"). Except for the Veeco Options, there are no outstanding Equity Securities, or other obligations to issue or grant any rights to acquire any Equity Securities, of Veeco, or any Contracts to restructure or recapitalize Veeco. There are no outstanding Contracts of Veeco to repurchase, redeem or otherwise acquire any Equity Securities of Veeco. All outstanding Equity Securities of Veeco have been duly authorized and validly issued in conformity with applicable laws.


        4.03 NON-CONTRAVENTION. The execution, delivery and performance by Veeco of this Merger Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Veeco, (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien upon any property or assets of Veeco under, any material Contract to which Veeco is a party or by which any of its property or assets are bound, or to which any of the property or assets of Veeco is subject, except for Contracts wherein the other party thereto has consented to the consummation of this transaction,
               (c) violate any

               Law applicable to Veeco or (d) violate or result in the revocation or suspension of any material license, permit, certificate, consent or approval from a Governmental Authority that is necessary for the business and operations of Veeco.

        4.04 REPORTS. Veeco has furnished to the Company a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Veeco since January 1, 1995, and, prior to the Effective Time, Veeco will have furnished the Company with true and complete copies of any additional statements, reports and documents filed with the SEC by Veeco prior to the Effective Time (collectively, the "VEECO SEC Documents"). All documents required to be filed as exhibits to the Veeco SEC Documents have been so filed. All Veeco SEC Documents were filed as and when required by the Exchange Act or the Securities Act, as applicable. The Veeco SEC Documents include all statements, reports and documents required to be filed by Veeco pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, the Veeco SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Veeco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Veeco SEC Document. None of Veeco's subsidiaries is required to file any statements, reports or documents with the SEC. The financial statements of Veeco and its subsidiaries, including the notes thereto, included in the Veeco SEC Documents (the "VEECO FINANCIAL STATEMENTS"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Veeco Financial Statements fairly present the consolidated financial condition, operating results and cash flows of Veeco and its subsidiaries at the dates and during the periods indicated therein in accordance with GAAP consistently applied (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and additional footnote disclosures). There has been no material change in Veeco's accounting policies except as described in the notes to the Veeco Financial Statements. At all times since January 1, 1995 Veeco has (i) filed as and when due all documents required to be filed with NASDAQ, and (ii) otherwise timely performed all of Veeco's obligations pursuant to the rules and regulations of NASDAQ.

        4.05 ABSENCE OF CERTAIN CHANGES. Since December 31, 1997 (the "VEECO BALANCE SHEET DATE"), Veeco and its subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Veeco; (ii) except as listed on Schedule 4.05, any acquisition, sale or transfer of any material asset of Veeco or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Veeco or any revaluation by Veeco of any of its assets;
               (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Veeco, or any direct or indirect redemption, purchase or other acquisition by Veeco of any of its shares of capital stock; (v) except as listed on Schedule 4.05, any material contract entered into by Veeco or any of its subsidiaries, other than in the ordinary course of business and as provided to the Company, or any material amendment or termination of, or default under, any material contract to which Veeco or any of its subsidiaries is a party or by which it or any of them is bound; or (vi) any agreement by Veeco or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

        4.06 NO UNDISCLOSED LIABILITIES. Neither Veeco nor any of its subsidiaries has any obligations or liabilities of any nature (matured or unmatured, fixed or contingent) which are material to Veeco and its subsidiaries, taken as a whole, other than those
               (i) set forth or adequately provided for in the Balance Sheet of Veeco and its subsidiaries included in Veeco's Quarterly Report on Form 10-Q for the period ended September 30, 1997 (the "VEECO BALANCE SHEET"), (ii) not required to be set forth on the Veeco Balance Sheet under GAAP, or (iii) incurred in the ordinary course of business since the Veeco Balance Sheet Date and consistent with past practice.

        4.07 LITIGATION. Except as disclosed in Veeco's Quarterly Report on Form 10-Q for the period ended September 30, 1997, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Veeco or any of its subsidiaries, Threatened against Veeco or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Veeco, and (ii) there is no judgment, decree or order against Veeco or any of its subsidiaries or, to the knowledge of Veeco or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Veeco.

        4.08 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Veeco or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Veeco or any of its subsidiaries, any acquisition of property by Veeco or any of its subsidiaries or the conduct of business by Veeco or any of its subsidiaries as currently conducted or as proposed to be conducted by Veeco or any of its subsidiaries.


        4.09 GOVERNMENTAL AUTHORIZATION. Veeco and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Authority that is required for the operation of Veeco's or any of its subsidiaries' business or the holding of any interest in its properties (collectively, the "VEECO AUTHORIZATIONS"), and all of such Veeco Authorizations are in full force and effect, except where the failure to obtain or have any of such Veeco Authorizations could not reasonably be expected to have a Material Adverse Effect on Veeco.

        4.10 COMPLIANCE WITH LAWS. Each of Veeco and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Veeco.

        4.11 POOLING OF INTERESTS. Neither Veeco nor any of its subsidiaries nor, to the knowledge of Veeco, any of their respective directors, officers or stockholders has taken any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests.

        4.12 BROKERS AND FINDERS. Except for those Persons ("VEECO'S BROKERS") previously disclosed to the Company or its agents or representatives, no broker, finder, agent or similar intermediary has acted on Veeco's behalf in connection with this Merger Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any Contract with Veeco or any action taken by Veeco. Veeco shall pay all fees and disbursements of Veeco's Brokers.

        4.13 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Veeco set forth in this Merger Agreement and in any agreement, certificate or other document required to be delivered or given to the Company by Veeco pursuant to this Merger Agreement or referred to in this Merger Agreement or in any such other agreement, certificate or document will be true and correct at the Closing Date with the same force and effect as if made on that date.

        4.14 DISCLOSURE. No representation or warranty contained in this Merger Agreement and none of the information furnished by Veeco set forth herein, in the exhibits or schedules hereto or in any other document required to be delivered by Veeco to the Company, or its accountants, counsel or other advisers pursuant to this Merger Agreement or referred to in this Merger Agreement or in any such other document, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

V.      COVENANTS

        5.01 ACCESS. Between the date hereof and the Closing Date, the Company shall, and shall cause its Subsidiaries to, provide Veeco and each of its authorized employees, agents, officers and representatives with reasonable access to the properties, books, records, Tax Returns, contracts, information, documents and personnel of the Company and its Subsidiaries as they relate to the Company's and its Subsidiaries' businesses as Veeco may reasonably request for the purpose of making such investigation of the business, properties, financial condition and results of operations of the Company's and its Subsidiaries' businesses as it may deem appropriate or necessary. Between the date hereof and the Closing Date, Veeco shall, and shall cause its subsidiaries to, provide the Company and each of its authorized employees, agents, officers and representatives with reasonable access to the properties, books, records, Tax Returns, contracts, information, documents and personnel of Veeco and its subsidiaries as they relate to Veeco's and its subsidiaries' businesses as the Company may reasonably request for the purpose of making such investigation of the business, properties, financial condition and results of operations of Veeco's and its subsidiaries' businesses as they may deem appropriate or necessary.

        5.02 CONDUCT OF THE BUSINESS OF THE COMPANY PENDING THE CLOSING DATE. Except as otherwise expressly permitted by this Merger Agreement, between the date hereof and the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Veeco, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 3.13 is reasonably likely to occur.

        5.03 CONDUCT OF BUSINESS OF THE COMPANY AND VEECO. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, each of the Company and Veeco agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due (subject (i) to good faith disputes over such debts or taxes and (ii) in the case of Taxes of the Company or any of its Subsidiaries, to Veeco's consent (which consent will not be unreasonably withheld or delayed) to the filing of material Tax Returns if applicable), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and agents and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships and good will with customers, suppliers, distributors, licensors, licensees, landlords, creditors, employees, agents and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of the Company and Veeco shall, and shall cause each of its subsidiaries to, confer with the other concerning operational matters of a material nature and otherwise report periodically to the other concerning the status of its business, operations and finances, and those of its subsidiaries. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither the Company nor Veeco shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

               (a) CHARTER DOCUMENTS. Cause or permit any amendments to its
                   Certificate or Articles of Incorporation or Bylaws;

               (b) DIVIDENDS; CHANGES IN CAPITAL STOCK. Except as permitted by
                   Section 5.18 hereof, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

               (c) POOLING. Take any action which would interfere with Veeco's ability to account for the Merger as a pooling of interests;
                   or

               (d) OTHER. Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.03(a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

        5.04 CONSENTS. The Company and Veeco shall cooperate and use their respective best efforts to obtain, prior to the Effective Time, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to the Material Contracts as are necessary for consummation of the transactions contemplated by this Merger Agreement and for the Surviving Corporation to enjoy all rights under such Material Contracts after the consummation of the transactions contemplated by this Merger Agreement.

        5.05 ENVIRONMENTAL TRANSFER LAWS. The Company shall, and shall cause its Subsidiaries to, comply in a timely fashion with the material requirements of all Environmental Laws applicable to the transfer of its business and any licenses associated with the operation of the business. The Company shall, and shall cause its Subsidiaries to, complete all necessary disclosure statements required by Environmental Laws applicable to the transfer of its business and provide the statements to Veeco prior to Closing, all in proper form for appropriate recordation and filing, except for actions or failures to take action which could not reasonably be expected to have a Material Adverse Effect on the Company or such Subsidiary.

        5.06 TAX MATTERS. Between the date hereof and the Closing Date, the Company and each Subsidiary shall file or cause to be filed on a timely basis all Tax Returns that are required to be filed by it pursuant to the Laws of each Governmental Authority with taxing power over it or its assets and businesses. Each of such Tax Returns will be true, correct and complete when filed. Neither the Company nor any Subsidiary shall make any election or file any amended Tax Return reflecting any position that could result in a material adverse Tax consequence to Veeco, the Company or the Subsidiary for any period beginning on or after the Effective Time. All transfer, documentary, gross receipts, sales, use and property gains Taxes, and liabilities similar in nature, imposed or payable on the sale or transfer of the Company's or any Subsidiary's business pursuant to this Merger Agreement or the consummation of any of the transactions contemplated hereby shall be paid by the Company. The Company and each Subsidiary shall timely file all required transfer Tax Returns and/or notices of the transfer of the Company's or any Subsidiary's business with the appropriate Governmental Authority. Veeco shall cooperate with the Company, which cooperation shall include, without limitation, providing information and executing and delivering documents, in connection with the Company's or any Subsidiary's obligations under this Section.

        5.07 NOTICE OF BREACH; DISCLOSURE. Each party shall promptly notify the other of (i) any event, condition or circumstance of which such party becomes aware occurring from the date hereof to the Closing Date that would constitute a violation or breach of this Merger Agreement (or a breach of any representation or warranty contained herein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Article VI or VII, as the case may be or (ii) any event, occurrence, transaction, or other item of which such party becomes aware which would have been required to have been disclosed on any schedule or statement delivered hereunder had such event, occurrence, transaction or item existed as of the date hereof.

        5.08   PAYMENT OF INDEBTEDNESS BY AFFILIATES. Except as set forth in
               Schedule 5.08, the Company shall cause all indebtedness owed to the Company or any of its Subsidiaries by any Affiliate (other than wholly-owned Subsidiaries) to be paid in full prior to Closing.

        5.09 NO NEGOTIATION. Until such time, if any, as this Merger Agreement is terminated pursuant to Section 9.01, the Company shall not solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of all or any substantial portion of the Company's or any of its Subsidiaries' business or any Equity Interest in the Company or any of its Subsidiaries and any such offers received by the Company shall promptly be rejected in writing. The Company shall promptly inform Veeco of any contact with any third party relating to the subject matter set forth above.

        5.10 STOCKHOLDER APPROVAL (a) Veeco shall cause an annual or special meeting of its stockholders (the "VEECO STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable after the date hereof for the purpose of approving this Merger Agreement, the Merger and all actions contemplated hereby. Subject to their fiduciary duties under applicable law, the Board of Directors of Veeco will recommend that Veeco's stockholders approve the Merger and the adoption of the Merger Agreement. The Proxy Statement referred to below shall contain such recommendation. Subject to fiduciary obligations under applicable law, the Board of Directors of Veeco shall use its best efforts to solicit from stockholders of Veeco proxies in favor of the Merger and for the approval and adoption of this Merger Agreement and shall take all other action in its judgment necessary to secure the vote or consent of the stockholders required by the DGCL to effect the Merger.

               (b) As promptly as practicable after the date hereof, Veeco shall prepare, file with the Commission under the Exchange Act and use all reasonable efforts to have cleared by the Commission and mailed to its stockholders, a proxy (the "PROXY STATEMENT"), with respect to the Veeco Stockholder Meeting, the form and content of which shall be subject to the Company's reasonable approval. The Company shall cooperate with and provide its reasonable assistance to Veeco in the preparation and filing of the Proxy Statement. The Company shall provide to Veeco for inclusion in the preliminary Proxy Statement to be filed with the Commission an audited combined balance sheet for the Company and its Subsidiaries as of December 31, 1997 prepared in accordance with GAAP consistently applied, which will fairly present the financial condition of the Company and its Subsidiaries as of the date thereof. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to Veeco's stockholders and all amendments or supplements thereto. The information provided and to be provided by the Company and Veeco, respectively, for use in the Proxy Statement, on the date the Proxy Statement is first mailed to Veeco's stockholders and on the date of the Veeco Stockholder Meeting shall be true and correct in all material respects and shall not, on such dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made not misleading, and the Company and Veeco each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect and take all steps necessary to cause such corrected information to be filed with the Commission and disseminated to the stockholders of Veeco, in each case as and to the extent required by applicable federal securities laws.

                   The Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws.


        5.11 FIRPTA. The Company and each Subsidiary shall, prior to the Closing Date, provide Veeco with a properly executed FIRPTA Notification Letter, substantially in the form of EXHIBIT B attached hereto, which states that shares of capital stock of the Company and each Subsidiary do not constitute "United States real property interest" under Section 897(c) of the Code, for purposes of satisfying Veeco's obligations under Treasury Regulation
               Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company and each Subsidiary shall have provided to Veeco, as agent for the Company, a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of EXHIBIT B annexed hereto along with written authorization for Veeco to deliver such form of notice to the IRS on behalf of the Company and each Subsidiary upon the Closing of the Merger.

        5.12 BLUE SKY LAWS. Veeco shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Veeco Shares in connection with the Merger. The Company shall use its reasonable efforts to assist Veeco as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Veeco Shares in connection with the Merger.

        5.13 LISTING OF ADDITIONAL SHARES. Prior to the Effective Time, Veeco shall file with NASDAQ a Notification Form for Listing of Additional Shares with respect to the Merger Consideration.

        5.14 AFFILIATE AGREEMENTS. (a) Schedule 5.14(a) sets forth those Persons who are directors or executive officers holding shares of, or who the Company believes may otherwise be deemed to be "Affiliates" of, the Company (collectively, the "DIGITAL AFFILIATES"). The Company shall provide Veeco such information and documents as Veeco shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Veeco on or before March 12, 1998 (and in each case prior to the Effective Time) from each of the Digital Affiliates, an executed Affiliate Agreement substantially in the form of EXHIBIT C-1 annexed hereto. Veeco shall be entitled to place appropriate legends on the certificates evidencing any Veeco Shares to be received by such Digital Affiliates pursuant to the terms of this Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Veeco Shares, consistent with the terms of such Affiliates Agreements.

               (b) Schedule 5.14(b) sets forth those Persons who are directors or executive officers holding shares of, or who Veeco believes may otherwise be deemed to be "Affiliates" of, Veeco (collectively, the "Veeco Affiliates"). Veeco shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Veeco shall use its reasonable efforts to deliver or cause to be delivered to the Company on or before March 12, 1998 (and in each case prior to the Effective Time) from each of the Veeco Affiliates, an executed Affiliate Agreement substantially in the form of EXHIBIT C-2 annexed hereto.

        5.15 ADDITIONAL AGREEMENTS. Subject to the terms and conditions provided in this Agreement, each of Veeco and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement (including the satisfaction of the conditions contained in Articles VI and VII hereof as required thereby).

        5.16 HSR ACT COMPLIANCE. The parties shall (i) promptly following execution and delivery of this Agreement, file Pre-Merger Notification and Report Forms in accordance with the HSR Act with respect to the transactions contemplated by this Agreement, (ii) promptly file any other required filings under the HSR Act, and
               (iii) respond in good faith, in cooperation with each other, to all requests for information, documentary or otherwise, by any Governmental Body pursuant to the HSR Act.

        5.17 NOMINATION OF DIRCTORS. In the event the Veeco Stockholder Meeting is held simultaneously with Veeco's annual meeting to elect directors, Veeco shall cause (i) Virgil Elings to be nominated to stand for election in the class of Veeco directors whose terms expire at Veeco's 2000 annual meeting of stockholders and (ii) John Gurley to be nominated to stand for election in the class of Veeco directors whose terms expire at Veeco's 1999 annual meeting of stockholders, in each case to take office immediately following the Effective Time. In the event the Veeco Stockholder Meeting is not held simultaneously with Veeco's annual meeting to elect directors, (i) Virgil Elings shall be appointed as a director of Veeco in the class of Veeco directors whose terms expire at Veeco's 2000 annual meeting of stockholders and (ii) John Gurley shall be appointed as a director of Veeco in the class of Veeco directors whose terms expire at Veeco's 1999 annual meeting of stockholders, in each case to take office immediately following the Effective Time.

        5.18 DISTRIBUTION TO STOCKHOLDERS. Notwithstanding anything to the contrary contained herein, the Company shall be permitted to make distributions to the Stockholders prior to the Closing in an aggregate amount equal to the lesser of (a) the sum of (i) 45% of the Company's net income before income taxes for the period beginning January 1, 1998 and ending on the day immediately preceding the Closing Date, plus (ii) $750,000 or (b) the product of (i) the average percentage of net income before income taxes distributed to the Company's stockholders for the Company's 1996 and 1997 fiscal years times (ii) the Company's net income before income taxes for the period beginning January 1, 1998 and ending on the day immediately preceding the Closing Date.

VI.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VEECO

               The obligation of Veeco to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by Veeco, on or before the Closing Date, of the following conditions:

        6.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company and the Stockholders contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to Veeco by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

        6.02 PERFORMANCE OF COVENANTS. The Company and each Stockholder shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by them prior to or on the Closing Date.

        6.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

        6.04 CONSENTS AND APPROVALS; HSR ACT ACOMPLIANCE. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in
               Section 5.04 shall have been obtained. The requirements of the HSR Act applicable to the transactions contemplated by this Merger Agreement shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

        6.05 FAIRNESS OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Merrill Lynch & Co., Inc., financial advisor to Veeco, in form and substance reasonably satisfactory to Veeco, to the effect that the consideration to be paid to the stockholders pursuant to
               Section 2.05(a) hereof is fair from a financial point of view to Veeco (the "FAIRNESS Opinion").

        6.06 ACCOUNTING OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of Veeco shall have received the written opinion of Ernst & Young LLP, dated the date of the mailing, the form and substance of which is reasonably satisfactory to Veeco, regarding the appropriateness of "pooling of interests" accounting for the Merger.

        6.07 APPRAISALS. No holder of Company Common Stock outstanding immediately prior to the Effective Time shall have validly elected, pursuant to California law, to demand appraisal of their Company Common Stock.

        6.08 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

        6.09 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Veeco entitled to vote thereon at the Veeco Stockholder Meeting.

        6.10 DELIVERY OF DOCUMENTS. There shall have been delivered to Veeco the following:

                      (i) a certificate of the Company, dated the Closing Date, signed by its Chief Executive Officer, to the effect that the conditions specified in Sections
                             6.01 and 6.02 have been fulfilled;

                      (ii) a certificate of the Secretary of the Company certifying copies of (x) the Articles of Incorporation and By-Laws of the Company; (y) all requisite corporate resolutions of the Company approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of the Company executing this Merger Agreement;

                      (iii) a registration rights agreement substantially in the form of EXHIBIT D annexed hereto, duly executed by each of the Stockholders; and

                      (iv) a noncompetition agreement substantially in the form of EXHIBIT F annexed hereto, duly executed by each of the executive officers of the Company who are Stockholders.

        6.11 LEGAL OPINION. Veeco shall have received an opinion of Richard Clark, general counsel of the Company, reasonably satisfactory to Veeco and its counsel addressed to Veeco and dated the Closing Date.

        6.12 AFFILIATE AGREEMENTS. Veeco shall have received on or before March 12, 1998 from each of the Affiliates of the Company an executed Affiliate Agreement substantially in the form of EXHIBIT C-1 annexed hereto.

        6.13 TAX OPINION. Veeco shall have received a written opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, in form and substance reasonably satisfactory to Veeco, dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Veeco, the Company and certain Stockholders.

        6.14 CERTIFICATES OF MERGER. Prior to the Effective Time, each of the Certificates of Merger shall be accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, as applicable.

        6.15 IBM LICENSE. Veeco shall be satisfied in its reasonable discretion either (i) that the Agreement dated March 1, 1993 between International Business Machines Corporation and the Company will continue in full force and effect following the Closing and that Veeco will have the full benefit of the rights in favor of the Company set forth therein or (ii) with the terms of a substitute agreement among IBM, Veeco and the Company.

        6.16 ACQUISITION OF ROBIN HILL PROPERTIES, INC. The Company shall have acquired 100% of the capital stock of Robin Hill Properties, Inc., a California corporation, on terms satisfactory to Veeco, and Veeco shall have received evidence satisfactory to it of such acquisition; PROVIDED, HOWEVER, that in the event such acquisition shall not have occurred, this Agreement may be amended to provide for this condition to be satisfied by Veeco's direct acquisition of 100% of the capital stock of Robin Hill Properties, Inc. in exchange for 133,725 Veeco Shares and the number of Veeco Shares set forth in clause (x) of Section 2.05(a) shall thereupon be reduced by 133,725 Veeco Shares.

        6.17 ACQUISITION OF DIGITAL INSTRUMENTS GMBH. The Company shall have acquired a 100% ownership interest in Digital Instruments GmbH, a company organized under the laws of Germany, on terms satisfactory to Veeco, and Veeco shall have received evidence satisfactory to it of such acquisition; PROVIDED, HOWEVER, that in the event such acquisition shall not have occurred, this Agreement may be amended to provide for this condition to be satisfied by Veeco's direct acquisition of a 100% ownership interest in Digital Instruments GmbH in exchange for 21,588 Veeco Shares and the number of Veeco Shares set forth in clause (x) of
               Section 2.05(a) shall thereupon be reduced by 21,588 Veeco
               Shares.

VII.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

               The Company's obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

        7.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Veeco contained in this Merger Agreement, the Schedules or Exhibits hereto or in any certificate or document delivered to the Company by Veeco in connection with the transactions contemplated by this Merger Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties were made on such date.

        7.02 PERFORMANCE OF COVENANTS. Veeco shall have performed and complied in all material respects with all of the agreements, covenants and conditions required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

        7.03 LITIGATION. No investigation, suit, action or other proceeding, or injunction or final judgment relating thereto directly or indirectly shall be Threatened or pending on the Closing Date before any court or Governmental Authority in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with this Merger Agreement or the consummation of the transactions contemplated hereby.

        7.04 CONSENTS AND APPROVALS; HSR ACT COMPLIANCE. All licenses and other consents or approvals of Governmental Authorities and the consents of the parties to any Material Contracts referred to in
               Section 6.04 shall have been obtained. The requirements of the HSR Act applicable to the transactions contemplated by this Agreement shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

        7.05 ACCOUNTING OPINION. On or prior to the date on which the Proxy Statement is first mailed to stockholders of Veeco, the board of directors of the Company shall have received the written opinion of Arthur Andersen LLP, dated the date of the mailing, the form and substance of which is reasonably satisfactory to the Company, regarding the appropriateness of "pooling of interests" accounting for the Merger.

        7.06 MATERIAL CHANGES. There shall not have been any material adverse change in the assets, properties, condition (financial or otherwise), prospects or results of operations of Veeco and its subsidiaries taken as a whole from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a material adverse change.

        7.07 STOCKHOLDER APPROVAL. This Merger Agreement and the Merger contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Veeco entitled to vote thereon at the Veeco Stockholders Meeting.

        7.08 DELIVERY OF DOCUMENTS. There shall have been delivered to the Company the following:

                      (i) A certificate of Veeco, dated the Closing Date, signed by the Chief Executive Officer of Veeco to the effect that the conditions specified in Sections 7.01 and 7.02 have been fulfilled;

                      (ii) a certificate of the Secretary of Veeco certifying copies of (x) the Certificate of Incorporation and By-Laws of Veeco; (y) all requisite corporate resolutions of Veeco approving the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein; and (z) the identification and signature of each officer of Veeco executing this Merger Agreement;

                      (iii) a certificate of the Secretary of Veeco certifying the vote of the stockholders of Veeco at the Veeco Stockholder Meeting regarding the Merger; and

                      (iv) a registration rights agreement substantially in the form of EXHIBIT D annexed hereto, duly executed by Veeco.

        7.09 LEGAL OPINION. The Company shall have received an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to Veeco, reasonably satisfactory to the Company and its counsel addressed to the Company and dated the Closing Date.

        7.10 AFFILIATE AGREEMENTS. The Company shall have received on or before March 12, 1998 from each of the Affiliates of Veeco an executed Affiliate Agreement substantially in the form of EXHIBIT C-2 annexed hereto.

        7.11 TAX OPINION. The Company shall have received a written opinion of Marilyn Barrett, Esq., in form and substance reasonably satisfactory to the Company, dated on or about the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Veeco and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code. In rendering this opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Veeco, the Company and certain Stockholders.

        7.12 CERTIFICATES OF MERGER. Prior to the Effective Time, the Certificates of Merger shall be accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, as applicable.

        7.13 IBM LICENSE. The Company shall be satisfied in its reasonable discretion either (i) that the Agreement dated March 1, 1993 between International Business Machines

               Corporation and the Company will continue in full force and effect following the Closing and that Veeco will have the full benefit of the rights in favor of the Company set forth therein or (ii) with the terms of a substitute agreement among IBM, Veeco and the Company.

VIII.   INDEMNIFICATION; REMEDIES

        8.01 SURVIVAL. All representations, warranties and agreements contained in this Merger Agreement or in any certificate or other document delivered pursuant to this Merger Agreement shall survive the Closing or any termination of this Agreement for the time periods set forth herein; PROVIDED, that if the Closing occurs, (i) the Stockholders shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with by the Company or the Stockholders prior to the Closing, unless the Stockholders are given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Veeco on or before
               (A) the date upon which the audited financial statements of Veeco and its subsidiaries for the fiscal year ended December 31, 1998 are issued (the "ISSUANCE DATE"), or (B) the third (3rd) anniversary of the Closing Date, in the case of any claim with respect to Section 3.18 relating to the land and building occupied by the Company and located at 112 Robin Hill Road, Santa Barbara, California 93117; and (ii) Veeco shall have no liability (for indemnification or otherwise) with respect to any representation or warranty, or agreement to be performed and complied with prior to the Closing, unless on or before the Issuance Date, Veeco is given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent known by the Stockholders.

        8.02 INDEMNIFICATION BY THE STOCKHOLDERS. Each of the Stockholders shall jointly and severally indemnify and hold harmless Veeco and each of its respective agents, representatives, employees, officers, directors, stockholders, controlling persons and Affiliates (collectively, the "VEECO INDEMNITEES"), and shall reimburse the Veeco Indemnitees for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy in any of the representations and warranties of any Stockholder or the Company in this Merger Agreement or in any certificate or other document required to be delivered by any Stockholder or the Company pursuant to this Merger Agreement or referred to in this Merger Agreement or in any such other certificate or document,
               (b) any failure of any Stockholder or the Company to perform or comply with any agreement to be performed or complied with by it in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by any Stockholder or the Company, (d) any claim by any direct or indirect holder or former holder of capital stock or warrants or other securities of the

               Company, or (e) Veeco's enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, the Company and the indemnifying Stockholders shall have no liability to Veeco under clause (a) or (b) of this Section 8.02 until the aggregate amount of all Damages under such clauses exceeds $500,000 and then only for all such Damages in excess of such amount. Notwithstanding the foregoing, the maximum liability of the Stockholders pursuant to this Section 8.02 shall not exceed in the aggregate the product of 563,372 Veeco Shares multiplied by the average of the closing bid prices on NASDAQ for one (1) Veeco Share for the twenty (20) most recent days that Veeco Shares have traded ending on the trading day immediately prior to the Effective Time; provided that the limitations set forth in this Section 8.02 shall not apply to any Stockholder to the extent of Damages arising from fraud on the part of such Stockholder.

        8.03 INDEMNIFICATION BY VEECO. Veeco shall indemnify and hold harmless the Stockholders (the "STOCKHOLDER INDEMNITEES") and shall reimburse the Stockholder Indemnitees for any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Veeco in this Merger Agreement or in any certificate or other document required to be delivered by Veeco pursuant to this Merger Agreement or referred to in this Merger Agreement or in any such other certificate or document,
               (b) any failure by Veeco to perform or comply with any agreement to be performed or complied with by Veeco in this Merger Agreement, (c) any claim by any Person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by Veeco, or (d) the Stockholder Indemnitees' enforcement of the indemnification provisions contained herein. Notwithstanding the foregoing, Veeco shall have no liability under clause (a) or (b) of this Section
               8.03 until the aggregate amount of all Damages under such clauses exceeds $500,000 and then only for all such Damages in excess of such amount. Notwithstanding the foregoing, the maximum liability of Veeco pursuant to this Section 8.03 shall not exceed the product of 563,372 Veeco Shares multiplied by the average of the closing bid prices on NASDAQ for one (1) Veeco Share for the twenty (20) trading days ending on the trading day immediately preceding the Closing Date; provided that the limitations set forth in this Section 8.03 shall not apply to Veeco, to the extent of Damages arising from fraud on the part of Veeco.

         8.04 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under Section 8.02 or 8.03 of oral or written notice of a claim or the commencement of any proceeding against it, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish (unless the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's reasonable consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and it does not, within fifteen
               (15) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). All indemnification obligations of the parties hereto shall survive any termination of this Agreement pursuant to Article IX hereof.

IX      TERMINATION.

        9.01 TERMINATION EVENTS. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time without prejudice to any other rights or remedies either party may have:

               (a) by mutual written consent, duly authorized by the Boards of
                   Directors of Veeco and the Company;

               (b) by either Veeco or the Company if any Governmental Authority shall have issued an order, decree, injunction or judgment or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable;

               (c) by either Veeco or the Company if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Time, on June 30, 1998; provided that the right to terminate this Merger Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Merger Agreement has been the cause of, or results in, the failure of the Effective Time to have occurred within such period; or

               (d) by either Veeco or the Company by notice to the other if the satisfaction of any condition to the obligations of the terminating party has been rendered impossible.

        9.02 EFFECT OF TERMINATION. In the event this Merger Agreement is terminated pursuant to Section 9.01, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Article VIII and Sections 10.01, 10.02 and 10.03 shall survive. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

        9.03 AMENDMENT. To the extent permitted by applicable law, this Merger Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company and Veeco, at any time; provided, however, that, following approval by stockholders of Veeco, no amendment shall be made which under the DGCL would require the further approval of the stockholders of Veeco, and at any time, no amendment shall be made which under the CGCL would require the further approval of the stockholders of the Company without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

X.      MISCELLANEOUS.

        10.01 CONFIDENTIALITY. Between the date of this Merger Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in strict confidence, all written, oral or other information obtained from another party in connection with this Merger Agreement or the transactions contemplated hereby, including, without limitation, sources of supply, vendors, customers, costs, pricing practices, trade secrets and other Intellectual Property, salaries and wages, employee benefits, financial information, business plans, budgets, marketing plans and projections and all other proprietary information (collectively, the "CONFIDENTIAL INFORMATION"), unless (i) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby and the other party consents to such disclosure or (ii) the furnishing or use of such information is required by law. If the transactions contemplated by this Merger Agreement are not consummated, each party receiving another party's Confidential

               Information will return or, at the disclosing party's option, destroy all of such Confidential Information, including, but not limited to, all copies thereof and extracts therefrom and shall not use such Confidential Information in any manner which may be detrimental to the disclosing party or its Affiliates. Notwithstanding the foregoing, the Company may inform employees of the Company as they deem necessary or desirable of the existence of this Merger Agreement.

        10.02 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants; provided, that the Stockholders shall bear all such expenses incurred by or on behalf of the Company.

        10.03 PUBLIC ACCNOUNCEMENTS. Subject to any requirement of applicable law, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of Veeco and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party's respective legal and financial advisors, subject to the requirements of applicable law or securities exchange regulations.

        10.04 SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        10.05 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

        10.06 WAIVER. Any provision of this Merger Agreement may be waived at any time by the party which is entitled to the benefits thereof. No such waiver shall be effective unless in writing and signed by the Company and Veeco.

        10.07 ENTIRE AGREEMENT. This Merger Agreement (together with the certificates, agreements, Exhibits, Schedules, instruments and other documents referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, both written and oral, with respect to such subject matter.

        10.08 GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN

               SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAW DOCTRINES EXCEPT TO THE EXTENT THAT CERTAIN MATTERS ARE PREEMPTED BY FEDERAL LAW OR ARE GOVERNED BY THE LAW OF THE JURISDICTION OF ORGANIZATION OF THE RESPECTIVE PARTIES.

        10.09 ASSIGNMENT. Neither Veeco nor the Company may assign this Merger Agreement to any other Person without the prior written consent of the other parties hereto.

        10.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by telecopy (receipt confirmed), (c) on the fifth business day following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as may be specified by like notice):

                      If to Veeco:

                      Terminal Drive
                      Plainview, New York 11803
                      Attention: Edward H. Braun,
                                 Chairman, President and Chief Executive Officer
                      Telephone: (516) 349-8300
                      Telecopy:  (516) 349-9079

                      With a copy to:

                      Kaye, Scholer, Fierman, Hays & Handler, LLP
                      425 Park Avenue
                      New York, New York 10022
                      Attention: Rory A. Greiss, Esq.
                      Telephone: (212) 836-8261
                      Telecopy:  (212) 836-7152

                      If to the Company:

                      112 Robin Hill Road
                      Santa Barbara, California 93117
                      Attention: Virgil Elings and Richard Clark, Esq.
                      Telephone: (805) 967-1400
                      Telecopy:  (805) 967-7717

        10.11 HEADINGS. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

        10.12 COUNTERPARTS. This Merger Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

        10.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Merger Agreement are incorporated by reference herein and are made a part hereof as if they were fully set forth herein.

        10.14 SEVERABILITY. The invalidity of any term or terms of this Merger Agreement shall not affect any other term of this Merger Agreement, which shall remain in full force and effect.

        10.15 NO THIRD-PARTY BENEFICIARIES. There are no beneficiaries of this Merger Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon any one other than the parties hereto (and their permitted successors and assigns) any right to insist upon or to enforce the performance of any of the obligations contained herein.

        10.16 TIME OF THE ESSENCE. Time is of the essence with respect to the obligations of the parties hereunder.

               IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

                                    VEECO INSTRUMENTS INC.

                                    By:
                                       ------------------------
                                        Name:
                                        Title:

                                    DIGITAL INSTRUMENTS, INC.

                                    By:
                                       ------------------------
                                        Name:
                                        Title:

                                    ---------------------------
                                    VIRGIL ELINGS


                                    ---------------------------
                                    VIRGIL ELINGS, TRUSTEE UNDER
                                    THE ELINGS-WELLS VOTING TRUST
                                    AGREEMENT


                                    ---------------------------
                                    VIRGIL ELINGS, TRUSTEE UNDER
                                    THE JEFFREY R. ELINGS VOTING TRUST
                                    AGREEMENT


                                    ---------------------------
                                    VIRGIL ELINGS, TRUSTEE UNDER
                                    THE MICHAEL D. ELINGS VOTING TRUST
                                    AGREEMENT


                                    ---------------------------
                                    JEFFREY ELINGS


                                    ---------------------------
                                    MICHAEL ELINGS

                                    ---------------------------
                                    JOHN GURLEY


                                    ---------------------------
                                    MATHEW LONGMIRE AND
                                    PAMELA WROBEL LONGMIRE,
                                    husband and wife, as community property


                                    ---------------------------
                                    PETER MAIVALD


                                    ---------------------------
                                    MARK ROGERS


                                    ---------------------------
                                    BETTY ELINGS-WELLS